EXHIBIT 3.1.1

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                           STANADYNE AUTOMOTIVE CORP.

         STANADYNE AUTOMOTIVE CORP. (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies as follows:

         Pursuant to the provisions of Sections 141(f), 228 and 242 of the General Corporation Law of the State of Delaware, as amended, the Board of Directors and Stockholders of the Corporation have duly adopted the following amendment to the Certificate of Incorporation filed on November 14, 1988 and amended by a Certificate of Amendment filed on January 31, 1989, such that
Article I is amended to read in its entirety as follows:

                                   "ARTICLE I

                                      NAME

             The name of the corporation is Stanadyne Corporation."

         IN WITNESS WHEREOF, STANADYNE AUTOMOTIVE CORP. has caused this certificate to be signed by an authorized officer on this 11th day of July, 2001.


                                       STANADYNE AUTOMOTIVE CORP.


                                       By: /s/ William D. Gurley
                                           ---------------------
                                           William D. Gurley
                                           President & Chief Executive Officer